HATTERAS ALTERNATIVE MUTUAL FUNDS, LLC AND
HATTERAS ALTERNATIVE MUTUAL FUNDS TRUST
FOURTH AMENDMENT TO THE TRANSFER AGENT SERVICING AGREEMENT

THIS FOURTH AMENDMENT dated as of this 1st day of May, 2011 to the Transfer Agent Servicing Agreement, dated as of September 6, 2002, as amended April 28, 2006,  November 1, 2009 and January 1, 2010 (the “Agreement”), is entered into by and among HATTERAS ALTERNATIVE MUTUAL FUNDS, LLC, a Delaware limited liability company (the “Adviser”), HATTERAS ALTERNATIVE MUTUAL FUNDS TRUST, a Delaware business trust (the “Trust”), and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“USBFS”).

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the Adviser, the Trust and USBFS desire to amend the Agreement; and

WHEREAS, Section 6 of the Agreement allows for its amendment by a written instrument executed by all parties.

NOW THEREFORE, the parties agree as follows:

Exhibit A is hereby superseded and replaced with Exhibit A attached hereto.

Appendix I to Exhibit E is hereby superseded and replaced with Appendix I to Exhibit E attached hereto.

Except to the extent amended, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

HATTERAS ALTERNATIVE MUTUAL FUNDS, LLC	U.S. BANCORP FUND SERVICES, LLC

By: /s/ J. Michael Fields	By: /s/ Michael R. McVoy

Name: J. Michael Fields	Name: Michael R. McVoy

Title: Chief Operating Officer	Title: Executive Vice President

HATTERAS ALTERNATIVE MUTUAL FUNDS TRUST

By: /s/ J. Michael Fields

Name: J. Michael Fields

Title: Secretary

Exhibit A
to the Hatteras Alternative Mutual Funds Trust
Transfer Agent Servicing Agreement

Separate Series of Hatteras Alternative Mutual Funds Trust

Name of Series
Hatteras Alpha Hedged Strategies Fund – No Load Class, Class A and Class C
Hatteras Beta Hedged Strategies Fund – No Load Class and Class C
Hatteras Long/Short Equity Fund - Class A and Institutional Class
Hatteras Long/Short Debt Fund - Class A and Institutional Class
Hatteras Hedged Strategies Fund - Institutional Class

Appendix I to Exhibit E to the Transfer Agent Servicing Agreement – Hatteras Alternative Mutual Funds Trust -at May 1, 2011

MARS Product Initiation Worksheet

System Implementation Cost (invoiced monthly over a 12 mo. Period	$[ ]
Includes TA 2000 Data and Standard Data Interfaces*
*Additional NSCC transaction charges or other potential intermediary charges not included

Yearly Server Maintenance	$[ ]

MARS Training (per day as needed)	$[ ]

Software or Report Customization (if needed)	$[ ] / hr

Service Level	Monthly
MARS System Monthly Base Fee	$[ ]

Enhanced Support Services (optional)	$[ ]
Includes All Basic Support Components:
File Import Assistance
Data Scrubbing – Cleaning of Firm, Branch and Rep Info
Database Query Requests
Compliance Report Monitoring/Review/Analysis
Compliance Workflow Assistance
Business Requirements Analysis	YES
Are Enhanced Support Services Needed? (yes or no)	$[ ]

Site License Modules	Data Quality Tool	Discovery – RIA	Handheld Server	Document Management	Multiple Windows	Profiling	Portal Feeds Compliance	Portal Feeds Sales
Site License Fees	Monthly $[ ]	Monthly $[ ]	Monthly $[ ]	Monthly $[ ]	Monthly $[ ]	Monthly $[ ]	Monthly $[ ]	Monthly $[ ]
(Enter 1 or 0)	0	0	0	0	0	0	0	3
Total Fees	$0	$0	$0	$0	$0	$0	$0	$750

User License Modules	Sales Asset Reporting	CRM	Compliance	Channel/ Territory (1)	Customer/ Account (2)	Omnibus Reconciliation	Supermarket Reporting	MapPoint Integration	Handheld	Discovery Use
User License Fees (Enter 1 or 0)	Monthly $[ ]	Monthly $[ ]	Monthly $[ ]	Monthly $[ ]	Monthly $[ ]	Monthly $[ ]	Monthly $[ ]	Monthly $[ ]	Monthly $[ ]	Monthly $[ ]
Sales User	1			1
Compliance User			1

Total Users	1	0	1	1	0	0		0	0	0
Total Fees	$[ ]	$[ ]	$[ ]	$[ ]	$[ ]	$[ ]	$[ ]	$[ ]	$[ ]	$[ ]

(1) Channel/Territory Module is included with CRM Module
(2) Customer/Account Module is included with Compliance Module

Module Descriptions
MARS Sales and Asset Reporting Module:  Firm/Branch/Rep Profiles, Sales & Asset Reports with Sales Views, Data Cleaning Functionality, Query Analytics, Executive Information Summary, Executive Trend Reporting

MARS Core CRM Module: Firm/Branch/Rep Profiles, Activity Management, Calendar, Tickler, Channel & Territory Manager, Security & Administration, Rep Import
MARS 22c-2 Compliance Module: 22c-2 Rules Definition, Workflow Process Management, Data Request Manager, Customer/Account Module
Customer Account Module: View shareholder registration and assets/activity at the account level. Customer/Account Module is included in the MARS Compliance Module
Channel/Territory Module:  Define territories by geographic areas down to the zip code level, with the ability to incorporate various exceptions, to analyze your sales and marketing activities over multiple product lines and channels.  Channel/Territory Module is included in the MARS Compliance Module.

Omnibus Reconciliation Manager:  If you are bringing in sub-account data from third-party intermediaries that trade through an omnibus account, this module will allow you to reconcile the differences between the direct intermediary business through the omnibus account versus the sub-account data that the intermediary provides

Supermarket Platform Reporting Module: Allow you to easily see the sales activity of a Firm trading through multiple intermediaries if sub-account data is being brought into the system
Mapping Integration Module: Visually plot the locations of Firms/Branches/Reps based on queries or reports generated for sales and marketing purposes (Microsoft MapPoint software required)
Handheld Module: Connect to MARS via your own mobile handheld devices (Blackberry, Windows Mobile and Palm devices currently supported)
Data Quality Module: Provides enhanced data scrubbing functionality to clean up your database for higher quality reporting and analytics
Discovery RIA Integration:  By integrating the Discovery RIA database into MARS, you can compare over 25,000 RIAs in the investment industry with your own penetration into the market to create effective and targeted marketing campaigns to your most likely prospects

Document Management: Provides a document library where all asset management company documents can be stored, managed, and retrieved.
Profiling:  Provides the ability to create custom questionnaires for firms, offices, and reps to allow the sales people to capture all essential information including details about customers and prospects.

Multiple Windows: Provides the ability to view multiple browser windows – simultaneously – so that the team has easy access to business critical information.